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                                                                       EXHIBIT 4

                                    FORM OF
                      AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the "Agreement") is made as of
      , 1996, by and between Van Kampen American Capital Equity Income Fund, a business trust formed under the laws of the State of Delaware (the "Equity Income Fund") and Van Kampen American Capital Equity Trust, a business trust formed under the laws of the State of Delaware (the "Equity Trust") on behalf of its series, Van Kampen American Capital Balanced Fund (the "Balanced Fund").

                                  WITNESSETH:

  WHEREAS, the Board of Trustees of each of the Equity Trust on behalf of the Balanced Fund and the Equity Income Fund have determined that entering into this Agreement for the Equity Income Fund to acquire the assets and liabilities of the Balanced Fund is in the best interests of the shareholders of each respective fund; and

  WHEREAS, the parties intend that this transaction qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

  NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. PLAN OF TRANSACTLON.

  A. TRANSFER OF ASSETS. Upon satisfaction of the conditions precedent set forth in Sections 7 and 8 hereof, the Balanced Fund will convey, transfer and deliver to the Equity Income Fund at the closing, provided for in Section 2 hereof, all of the existing assets of the Balanced Fund (including accrued interest to the Closing Date) acceptable to the Equity Income Fund as more fully set forth on
Schedule 1 hereto, and as amended from time to time prior to the Closing Date (as defined below), free and clear of all liens, encumbrances and claims whatsoever (the assets so transferred collectively being referred to as the "Assets").

  B. CONSIDERATION. In consideration thereof, the Equity Income Fund agrees that on the Closing Date it will (i) deliver to the Balanced Fund, full and fractional Class A, Class B and Class C Shares of beneficial interest of the Equity Income Fund having net asset values per share in an amount equal to the aggregate dollar value of the Assets net of any liabilities of the Balanced Fund described in Section 3E hereof (the "Liabilities") determined pursuant to
Section 3A of this Agreement (collectively, the "Equity Income Fund Shares") and
(ii) assume all of the Balanced Fund's Liabilities. The calculation of full and fractional Class A, Class B and Class C Shares of beneficial interest of the Equity Income Fund to be

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exchanged shall be carried out to no less than two (2) decimal places. All
Equity Income Fund Shares delivered to the Balanced Fund in exchange for such Assets shall be delivered at net asset value without sales load, commission or other transactional fee being imposed.

2. CLOSING OF THE TRANSACTION.

  CLOSING DATE. The closing shall occur within fifteen (15) business days after the later of receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Balanced Fund at which this Agreement will be considered and approved or such later date as soon as practicable thereafter, as the parties may mutually agree (the "Closing Date"). On the Closing Date, the Equity Income Fund shall deliver to the Balanced Fund the Equity Income Fund Shares in the amount determined pursuant to Section 1B hereof and the Balanced Fund thereafter shall, in order to effect the distribution of such shares to the Balanced Fund stockholders, instruct the Equity Income Fund to register the pro rata interest in the Equity Income Fund Shares (in full and fractional shares) of each of the holders of record of shares of the Balanced Fund in accordance with their holdings of either Class A, Class B or Class C Shares and shall provide as part of such instruction a complete and updated list of such holders (including addresses and taxpayer identification numbers), and the Equity Income Fund agrees promptly to comply with said instruction. The Equity Income Fund shall have no obligation to inquire as to the validity, propriety or correctness of such instruction, but shall assume that such instruction is valid, proper and correct.

3. PROCEDURE FOR REORGANIZATION.

  A. VALUATION. The value of the Assets and Liabilities of the Balanced Fund to be transferred and assumed, respectively, by the Equity Income Fund shall be computed as of the Closing Date, in the manner set forth in the most recent Prospectus and Statement of Additional Information of the Equity Income Fund (collectively, the "Equity Income Fund Prospectus"), copies of which have been delivered to the Balanced Fund.

  B. DELIVERY OF FUND ASSETS. The Assets shall be delivered to State Street Bank and Trust Company, 225 Franklin Street, Post Office Box 1713, Boston, Massachusetts 02105-1713, as custodian for the Equity Income Fund (the "Custodian") for the benefit of the Equity Income Fund, duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, free and clear of all liens, encumbrances and claims whatsoever, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, the cost of which shall be borne by the Van Kampen American Capital Investment Advisory Corp. (the "Balanced Adviser").

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  C. FAILURE TO DELIVER SECURITIES. If the Balanced Fund is unable to make delivery pursuant to Section 3B hereof to the Custodian of any of the Balanced Fund's securities for the reason that any of such securities purchased by the Equity Income Fund have not yet been delivered to it by the Balanced Fund's broker or brokers, then, in lieu of such delivery, the Balanced Fund shall deliver to the Custodian, with respect to said securities, executed copies of an agreement of assignment and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Equity Income Fund or Custodian, including brokers' confirmation slips.

  D. SHAREHOLDER ACCOUNTS. The Equity Income Fund, in order to assist the Balanced Fund in the distribution of the Equity Income Fund Shares to the Balanced Fund shareholders after delivery of the Equity Income Fund Shares to the Balanced Fund, will establish pursuant to the request of the Balanced Fund an open account with the Equity Income Fund for each shareholder of the Balanced Fund and, upon request by the Balanced Fund, shall transfer to such account the exact number of full and fractional Class A, Class B and Class C shares of the Equity Income Fund then held by the Balanced Fund specified in the instruction provided pursuant to Section 2 hereof. The Equity Income Fund is not required to issue certificates representing Equity Income Fund Shares unless requested to do so by a shareholder. Upon liquidation or dissolution of the Balanced Fund, certificates representing shares of beneficial interest stock of the Balanced Fund shall become null and void.

  E. LIABILITIES. The Liabilities shall include all of Balanced Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement.

  F. EXPENSES. In the event that the transactions contemplated herein are consummated, the Balanced Adviser agrees to pay (i) for the reasonable outside expenses for the transactions contemplated herein; including, but not by way of limitation, the preparation of the Equity Income Fund's Registration Statement on Form N-14 (the "Registration Statement") and the solicitation of the Balanced Fund shareholder proxies; (ii) the Balanced Fund counsel's reasonable attorney's fees, which fees shall be payable pursuant to receipt of an itemized statement; and (iii) the cost of rendering the tax opinion, more fully referenced in
Section 7F below. In the event that the transactions contemplated herein are not consummated for any reason, then all reasonable outside expenses incurred to the date of termination of this Agreement shall be borne by the Balanced Adviser.

  G. DISSOLUTION. As soon as practicable after the Closing Date but in no event later than one year after the Closing Date, the Balanced Fund shall voluntarily dissolve and completely liquidate by taking, in accordance with the Delaware

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Business Trust Law and Federal securities laws, all steps as shall be necessary and proper to effect a complete liquidation and dissolution of the Balanced Fund. Immediately after the Closing Date, the stock transfer books relating to the Balanced Fund shall be closed and no transfer of shares shall thereafter be made on such books.

4. BALANCED FUND'S REPRESENTATIONS AND WARRANTIES.

  The Balanced Fund, hereby represents and warrants to the Equity Income Fund, which representations and warranties are true and correct on the date hereof, and agrees with the Equity Income Fund that:

  A. ORGANIZATION. The Equity Trust is a Delaware Business Trust duly formed and in good standing under the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware. The Balanced Fund is a separate series of the Equity Trust duly designated in accordance with the applicable provisions of the Equity Trust's Declaration of Trust. The Balanced Fund is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Balanced Fund. The Balanced Fund has all material federal, state and local authorizations necessary to own all of the properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Balanced Fund.

  B. REGISTRATION. The Balanced Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management company and such registration has not been revoked or rescinded. The Balanced Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder with respect to its activities. All of the outstanding shares of beneficial interest of the Balanced Fund have been duly authorized and are validly issued, fully paid and nonassessable and not subject to pre-emptive or dissenters' rights.

  C. AUDITED FINANCIAL STATEMENTS. The statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Balanced Fund audited as of and for the year ended June 30, 1996, true and complete copies of which have been heretofore furnished to the Equity Income Fund, fairly represent the financial condition and the results of operations of the Balanced Fund as of and for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

  D. FINANCIAL STATEMENTS. The Balanced Fund shall furnish to the Equity Income Fund within five (5) business days after the Closing Date, an unaudited statement of assets and liabilities and the portfolio of investments and the related

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statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly the financial position and portfolio of investments and the results of the Balanced Fund's operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the period involved and the results of its operations and changes in financial position for the period then ended; and such financial statements shall be certified by the Treasurer of the Balanced Fund as complying with the requirements hereof.

  E. CONTINGENT LIABILITIES. There are, and as of the Closing Date will be, no contingent Liabilities of the Balanced Fund not disclosed in the financial statements delivered pursuant to Sections 4C and 4D which would materially affect the Balanced Fund's financial condition, and there are no legal, administrative, or other proceedings pending or, to its knowledge, threatened against the Balanced Fund which would, if adversely determined, materially affect the Balanced Fund's financial condition. All Liabilities were incurred by the Balanced Fund in the ordinary course of its business.

  F. MATERIAL AGREEMENTS. The Balanced Fund is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and except as referred to in the Balanced Fund's Prospectus and Statement of Additional Information, there are no material agreements outstanding relating to the Balanced Fund to which the Balanced Fund is a party.

  G. STATEMENT OF EARNINGS. As promptly as practicable, but in any case no later than 30 calendar days after the Closing Date, KPMG Peat Marwick LLP, auditors for the Balanced Fund, shall furnish the Equity Income Fund with a statement of the earnings and profits of the Balanced Fund within the meaning of the Code as of the Closing Date.

  H. RESTRICTED SECURITIES. None of the securities comprising the assets of the Balanced Fund at the date hereof are, or on the Closing Date or any subsequent delivery date will be, "restricted securities" under the Securities Act of 1933, (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, or will be securities for which market quotations are not readily available for purposes of Section 2(a)(41) under the 1940 Act.

  I. TAX RETURNS. At the date hereof and on the Closing Date, all Federal and other material tax returns and reports of the Balanced Fund required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shown thereon shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Balanced Fund's knowledge no such return

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is currently under audit and no assessment has been asserted with respect to any such return.

  J. CORPORATE AUTHORITY. The Balanced Fund has the necessary power to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Balanced Fund's Board of Trustees, and except for obtaining approval of the holders of the shares of the Balanced Fund, no other corporate acts or proceedings by the Balanced Fund are necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Balanced Fund and constitutes the legal, valid and binding obligation of Balanced Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law affecting creditors' rights generally, or by general principals of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

  K. NO VIOLATION; CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Balanced Fund does not and will not (i) violate any provision of the Equity Trust's Declaration of Trust or amendment or restatement thereof, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Balanced Fund, (iii) result in a violation or breach of, or constitute a default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Balanced Fund is subject, or (iv) result in the creation or imposition or any lien, charge or encumbrance upon any property or assets of the Balanced Fund. Except as set forth in
Schedule 2 to this Agreement, (i) no consent, approval, authorization, order or filing with or notice to any court or governmental authority or agency is required for the consummation by the Balanced Fund of the transactions contemplated by this Agreement and (ii) no consent of or notice to any third party or entity is required for the consummation by the Balanced Fund of the transactions contemplated by this Agreement.

  L. ABSENCE OF CHANGES. From the date of this Agreement through the Closing Date, there shall not have been:

  (1) any change in the business, results of operations, assets, or financial condition or the manner of conducting the business of the Balanced Fund, other than changes in the ordinary course of its business, or any pending or threatened litigation, which has had or may have a material adverse effect on such business, results of operations, assets or financial condition;

  (2) issued any option to purchase or other right to acquire shares of the Balanced Fund granted by the Balanced Fund to any person other than subscrip-

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tions to purchase shares at net asset value in accordance with terms in the
Prospectus for the Balanced Fund;

  (3) any entering into, amendment or termination of any contract or agreement by Balanced Fund, except as otherwise contemplated by this Agreement;

  (4) any indebtedness incurred, other than in the ordinary course of business, by the Balanced Fund for borrowed money or any commitment to borrow money entered into by the Balanced Fund;

  (5) any amendment of the Equity Trust's Declaration of Trust; or

  (6) any grant or imposition of any lien, claim, charge or encumbrance (other than encumbrances arising in the ordinary course of business with respect to covered options) upon any asset of the Balanced Fund other than a lien for taxes not yet due and payable.

  M. TITLE. On the Closing Date, the Balanced Fund will have good and marketable title to the Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable, and full right, power and authority to sell, assign, transfer and deliver such Assets; upon delivery of such Assets, the Equity Income Fund will receive good and marketable title to such Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities other than a lien for taxes not yet due and payable.

  N. PROSPECTUS/PROXY STATEMENT. The Balanced Fund's Prospectus/Proxy Statement, at the time of delivery by the Balanced Fund to its shareholders in connection with a special meeting of shareholders to approve this transaction, and the Balanced Fund's Prospectus and Statement of Additional Information with respect to the Balanced Fund on the forms incorporated by reference into such Prospectus/Proxy Statement and as of their respective dates (collectively, the "Balanced Fund's Prospectus/Proxy Statement"), and at the time the Registration Statement becomes effective, the Registration Statement insofar as it relates to the Balanced Fund and at all times subsequent thereto and including the Closing Date, as amended or as supplemented if it shall have been amended or supplemented, conform and will conform, in all material respects, to the applicable requirements of the applicable Federal and state securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section 4N apply to statements or omissions made in reliance upon and in conformity with written information concerning the Equity Income Fund or their affiliates furnished to the Balanced Fund by the Equity Income Fund.

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  O. BROKERS. There are no brokers or finders fees payable by the Balanced Fund in connection with the transactions provided for herein.

  P. TAX QUALIFICATION. The Balanced Fund has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable years; and has satisfied the distribution requirements imposed by
Section 852 of the Code for each of its taxable years.

  Q. FAIR MARKET VALUE. The fair market value on a going concern basis of the Assets will equal or exceed the Liabilities to be assumed by the Equity Income Fund and those to which the Assets are subject.

  R. BALANCED FUND LIABILITIES. Except as otherwise provided for herein, the Balanced Fund shall use reasonable efforts, consistent with its ordinary operating procedures, to repay in full any indebtedness for borrowed money and have discharged or reserved against all of the Balanced Fund's known debts, liabilities and obligations including expenses, costs and charges whether absolute or contingent, accrued or unaccrued.

5. THE EQUITY INCOME FUND'S REPRESENTATIONS AND WARRANTIES.

  The Equity Income Fund hereby represents and warrants to the Balanced Fund, which representations and warranties are true and correct on the date hereof, and agrees with the Balanced Fund that:

    A. ORGANIZATION. The Equity Income Fund's is a Delaware Business Trust duly formed and in good standing under the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware. The Equity Income Fund is qualified to do business in all jurisdictions in which they are required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Equity Income Fund. The Equity Income Fund's has all material federal, state and local authorizations necessary to own all of the properties and assets of the Equity Income Fund and to carry on its business and the business thereof as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Equity Income Fund.

    B. REGISTRATION. The Equity Income Fund is registered under the 1940 Act as an open-end, diversified management company and such registration has not been revoked or rescinded. The Equity Income Fund's is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder. All of the outstanding shares of beneficial interest of the Equity Income Fund have been duly authorized and are validly issued, fully paid and non-assessable and not subject to pre-emptive dissenters rights.

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    C. AUDITED FINANCIAL STATEMENTS. The statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Equity Income Fund audited as of and for the year ended December 31, 1995, true and complete copies of which have been heretofore furnished to the Balanced Fund fairly represent the financial condition and the results of operations of the Equity Income Fund as of and for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

    D. FINANCIAL STATEMENTS. The Equity Income Fund shall furnish to the Balanced Fund (i) an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Equity Income Fund for the period ended June 30, 1996, and (ii) within five (5) business days after the Closing Date, an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly the financial position and portfolio of investments of the Equity Income Fund and the results of its operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the period involved and fairly present the financial position of the Equity Income Fund as at the dates thereof and the results of its operations and changes in financial position for the periods then ended; and such financial statements shall be certified by the Treasurer of the Equity Income Fund as complying with the requirements hereof.

    E. CONTINGENT LIABILITIES. There are no contingent liabilities of the Equity Income Fund not disclosed in the financial statements delivered pursuant to Sections 5C and 5D which would materially affect the Equity Income Fund's financial condition, and there are no legal, administrative, or other proceedings pending or, to its knowledge, threatened against the Equity Income Fund which would, if adversely determined, materially affect the Equity Income Fund's financial condition.

    F. MATERIAL AGREEMENTS. The Equity Income Fund is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and except as referred to in the Equity Income Fund Prospectus, there are no material agreements outstanding to which the Equity Income Fund is a party.

    G. TAX RETURNS. At the date hereof and on the Closing Date, all Federal and other material tax returns and reports of the Equity Income Fund required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Equity Income Fund's knowledge no such

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  return is currently under audit and no assessment has been asserted with respect to any such return.

    H. CORPORATE AUTHORITY. The Equity Income Fund has the necessary power under its Declaration of Trust to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Equity Income Fund's Board of Trustees, no other corporate acts or proceedings by the Equity Income Fund are necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Equity Income Fund and constitutes a valid and binding obligation of the Equity Income Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law affecting creditors' rights generally, or by general principals of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

    I. NO VIOLATION; CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Equity Income Fund does not and will not
  (i) result in a material violation of any provision of the Declaration of Trust of the Equity Income Fund, (ii) result in a material violation of any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Equity Income Fund or (iii) result in a material violation or breach of, or constitute a default under, or result in the creation or imposition or any lien, charge or encumbrance upon any property or assets of the Equity Income Fund pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Equity Income Fund is subject. Except as set forth in Schedule 3 to this Agreement, (i) no consent, approval, authorization, order or filing with notice to any court or governmental authority or agency is required for the consummation by the Equity Income Fund of the transactions contemplated by this Agreement and (ii) no consent of or notice to any third party or entity is required for the consummation by the Equity Income Fund of the transactions contemplated by this Agreement.

    J. ABSENCE OF PROCEEDINGS. There are no legal, administrative or other proceedings pending or, to its knowledge, threatened against the Equity Income Fund which would materially affect its financial condition.

    K. SHARES OF THE EQUITY INCOME FUND: REGISTRATION. The Equity Income Fund Shares to be issued pursuant to Section 1 hereof will be duly registered under the Securities Act and all applicable state securities laws.

    L. SHARES OF THE EQUITY INCOME FUND: AUTHORIZATION. The shares of beneficial interest of the Equity Income Fund to be issued pursuant to Section 1 hereof

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  have been duly authorized and, when issued in accordance with this Agreement, will be validly issued and fully paid and non-assessable by the Equity Income Fund and conform in all material respects to the description thereof contained in the Equity Income Fund's Prospectus furnished to the Balanced Fund.

    M. ABSENCE OF CHANGES. From the date hereof through the Closing Date, there shall not have been any change in the business, results of operations, assets or financial condition or the manner of conducting the business of the Equity Income Fund, other than changes in the ordinary course of its business, which has had a material adverse effect on such business, results of operations, assets or financial condition.

    N. REGISTRATION STATEMENT. The Registration Statement and the Prospectus contained therein as of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Closing Date, as amended or as supplemented if they shall have been amended or supplemented, will conform, in all material respects, to the applicable requirements of the applicable Federal securities laws and the rules and regulations of the SEC thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section 5N apply to statements or omissions made in reliance upon and in conformity with written information concerning the Equity Trust or the Balanced Fund furnished to the Equity Income Fund by the Equity Trust or the Balanced Fund.

    O. TAX QUALIFICATION. The Equity Income Fund has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable years; and has satisfied the distribution requirements imposed by
  Section 852 of the Code for each of its taxable years.

6. COVENANTS.

  During the period from the date of this Agreement and continuing until the Closing Date the Balanced Fund and Equity Income Fund each agrees that (except as expressly contemplated or permitted by this Agreement):

    A. OTHER ACTIONS. The Balanced Fund shall operate only in the ordinary course of business consistent with prior practice. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

    B. GOVERNMENT FILINGS; CONSENTS. The Balanced Fund and Equity Income Fund shall file all reports required to be filed by the Balanced Fund and Equity Income Fund with the SEC between the date of this Agreement and the Closing

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  Date and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state, local or federal government agency or entity in connection with this Agreement or the transactions contemplated hereby. Each of the Balanced Fund and the Equity Income Fund shall use all reasonable efforts to obtain all consents, approvals, and authorizations required in connection with the consummation of the transactions contemplated by this Agreement and to make all necessary filings with the Secretary of State of the State of Delaware.

    C. PREPARATION OF THE REGISTRATION STATEMENT AND THE PROSPECTUS/PROXY STATEMENT. In connection with the Registration Statement and the Balanced Fund's Prospectus/Proxy Statement, each party hereto will cooperate with the other and furnish to the other the information relating to the Balanced Fund or Equity Income Fund, as the case may be, required by the Securities Act or the Exchange Act and the rules and regulations thereunder, as the case may be, to be set forth in the Registration Statement or the Prospectus/Proxy Statement, as the case may be. The Balanced Fund shall promptly prepare and file with the SEC the Prospectus/Proxy Statement and the Equity Income Fund shall promptly prepare and file with the SEC the Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus. In connection with the Registration Statement, insofar as it relates to the Balanced Fund and its affiliated persons, the Equity Income Fund shall only include such information as is approved by the Balanced Fund for use in the Registration Statement. The Equity Income Fund shall not amend or supplement any such information regarding the Equity Income Fund and such affiliates without the prior written consent of the Balanced Fund which consent shall not be unreasonably withheld or delayed. The Equity Income Fund shall promptly notify and provide the Balanced Fund with copies of all amendments or supplements filed with respect to the Registration Statement. The Equity Income Fund shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Equity Income Fund shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Equity Income Fund's shares of beneficial interest in the transactions contemplated by this Agreement, and the Balanced Fund shall furnish all information concerning the Balanced Fund and the holders of the Balanced Fund's shares of beneficial interest as may be reasonably requested in connection with any such action.

    D. ACCESS TO INFORMATION. During the period prior to the Closing Date, the Balanced Fund shall make available to the Equity Income Fund a copy of each report, schedule, registration statement and other document (the "Documents") filed or received by it during such period pursuant to the requirements of Federal or state securities laws or Federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law or which are not relevant to the Balanced Fund). During the period prior to the Closing Date, the Equity Income Fund shall make available to the Balanced Fund each Document pertaining to the transactions contemplated hereby filed or received by it during such period pursuant to Federal or state securities laws or Federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law or which are not relevant to the Equity Income Fund).

    E. SHAREHOLDERS MEETING. The Balanced Fund shall call a meeting of the Balanced Fund shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated herein, and shall furnish a copy of the Prospectus/Proxy Statement and form of proxy to each shareholder of the Balanced Fund as of the record date for such meeting of shareholders. The Balanced Fund's Board of Trustees shall recommend to the Balanced Fund shareholders approval of this Agreement and the transactions contemplated herein, subject to fiduciary obligations under applicable law.

    F. COORDINATION OF PORTFOLIOS. The Balanced Fund and Equity Income Fund covenant and agree to coordinate the respective portfolios of the Balanced Fund and Equity Income Fund from the date of the Agreement up to and including the Closing Date in order that at Closing, when the Assets are added to the Equity Income Fund's portfolio, the resulting portfolio will meet the Equity Income Fund's investment objective, policies and restrictions, as set forth in the Equity Income Fund's Prospectus, a copy of which has been delivered to the Balanced Fund.

    G. DISTRIBUTION OF THE SHARES. At Closing the Balanced Fund covenants that it shall cause to be distributed the Equity Income Fund Shares in the proper pro rata amount for the benefit of Balanced Fund's shareholders and such that the Balanced Fund shall not continue to hold amounts of said shares so as to cause a violation of Section 12(d)(1) of the 1940 Act. The Balanced Fund covenants further that, pursuant to Section 3G, it shall liquidate and dissolve as promptly as practicable after the Closing Date. The Balanced Fund covenants to use all reasonable efforts to cooperate with the Equity Income Fund and the Equity Income Fund's transfer agent in the distribution of said shares.

    H. BROKERS OR FINDERS. Except as disclosed in writing to the other party prior to the date hereof, each of the Balanced Fund and the Equity Income Fund represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contem-plated by this Agreement, and each party shall hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person to be due or payable in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement alleged to have been made by such first party or its affiliate.

    I. ADDITIONAL AGREEMENTS. In case at any time after the Closing Date any further action is necessary or desirable in order to carry out the purposes of this Agreement the proper officers and trustees of each party to this Agreement shall take all such necessary action.

    J. PUBLIC ANNOUNCEMENTS. For a period of time from the date of this Agreement to the Closing Date, the Balanced Fund and the Equity Income Fund will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law or the rules of any national securities exchange on which such party's securities are traded.

    K. TAX STATUS OF REORGANIZATION. The intention of the parties is that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither the Equity Income Fund nor the Balanced Fund shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within meaning of Section 368(a) of the Code. At or prior to the Closing Date, the Equity Income Fund and the Balanced Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Skadden, Arps, Slate, Meagher & Flom, counsel to the Balanced Fund, to render the tax opinion required herein.

    L. DECLARATION OF DIVIDEND. At or immediately prior to the Closing Date, the Balanced Fund shall declare and pay to its stockholders a dividend or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

7. CONDITIONS TO OBLIGATIONS OF THE BALANCED FUND.

  The obligations of the Balanced Fund hereunder with respect to the consummation of the Reorganization are subject to the satisfaction, or written waiver by the Balanced Fund, of the following conditions:

    A. SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of beneficial interest the Balanced Fund.

    B. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each of the representations and warranties of the Equity Income Fund contained herein shall be true in all material respects as of the Closing Date, and as of the Closing Date there shall have been no material adverse change in the financial condition, results of operations, business properties or assets of the Equity Income Fund, and the Balanced Fund shall have received a certificate of the President or Vice President of the Equity Income Fund satisfactory in form and substance to the Balanced Fund so stating. The Equity Income Fund shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by it on or prior to the Closing Date.

    C. REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.

    D. REGULATORY APPROVAL. All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

    E. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity asking any of the foregoing be pending. There shall not have been any action taken or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal or which has a material adverse effect on business operations of the Equity Income Fund.

    F. TAX OPINION. The Balanced Fund shall have obtained an opinion from Skadden, Arps, Slate, Meagher & Flom, counsel for the Balanced Fund, dated as of the Closing Date, addressed to the Balanced Fund, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Code, substantially in the form attached as Annex A.

    G. OPINION OF COUNSEL. The Balanced Fund shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Equity Income Fund, dated as of the Closing Date, addressed to the Balanced Fund substantially in the form and to the effect that: (i) the Equity Income Fund is duly formed and in good standing as a business trust under the laws of the State of Delaware;
  (ii) the Equity Income Fund is registered as an open-end, diversified management company under the 1940 Act; (iii) this Agreement and the reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of Equity Income Fund and this Agreement has been duly executed and delivered by the Equity Income Fund and (assuming the Agreement is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Equity Income Fund; (iv) neither the execution or delivery by the Equity Income Fund of this Agreement nor the consummation by the Equity Income Fund of the transactions contemplated thereby contravene the Equity Income Fund's Declaration of Trust, or, to the best of their knowledge, violate any provision of any statute or any published regulation or any judgment or order disclosed to it by the Equity Income Fund as being applicable to the Equity Income Fund; (v) to the best of their knowledge based solely on the certificate of an appropriate officer of the Equity Income Fund attached hereto, there is no pending or threatened litigation which would have the effect of prohibiting any material business practice or the acquisition of any material property or the conduct of any material business of the Equity Income Fund or might have a material adverse effect on the value of any assets of the Equity Income Fund; (vi) the Equity Income Fund's Shares have been duly authorized and upon issuance thereof in accordance with this Agreement will, subject to certain matters regarding the liability of a shareholder of a Delaware trust, be validly issued, fully paid and nonassessable; (vii) except as to financial statements and schedules and other financial and statistical data included or incorporated by reference therein and subject to usual and customary qualifications with respect to Rule 10b-5 type opinions, as of the effective date of the Registration Statement filed pursuant to the Agreement, the portions thereof pertaining to the Equity Income Fund comply as to form in all material respects with the requirements of the Securities Act, the Securities Exchange Act and the 1940 Act and the rules and regulations of the SEC thereunder and no facts have come to counsel's attention which would cause them to believe that as of the effectiveness of the portions of the Registration Statement applicable to Equity Income Fund, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (viii) to the best of their knowledge and information and subject to the qualifications set forth below, the execution and delivery by the Equity Income Fund of the Agreement and the consummation of the transactions therein contemplated do not require, under the laws of the States of Delaware or Illinois or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing (a) which may be required as a result of the involvement of other parties to the Agreement in the transactions contemplated by the Agreement because of their legal or regulatory status or because of any other facts specifically pertaining to them; (b) the absence of which does not deprive the Balanced Fund of any material benefit under the Agreement; or (c) which can be readily obtained without significant delay or expense to the Balanced Fund, without loss to the Balanced Fund of any material benefit under the Agreement and without any material adverse effect on the Balanced Fund during the period such consent, approval, authorization, registration, qualification or order was obtained. The foregoing opinion relates only to consents, approvals, authorizations, registrations, qualifications, orders or filings under (a) laws which are specifically referred to in this opinion, (b) laws of the States of Delaware and Illinois and the federal laws of the United States which, in counsel's experience, are normally applicable to transactions of the type provided for in the Agreement and (c) court orders and judgments disclosed to us by the Equity Income Fund in connection with the opinion. In addition, although counsel need not specifically considered the possible applicability to the Equity Income Fund of any other laws, orders or judgments, nothing has come to their attention in connection with their representation of the Equity Income Fund in this transaction that has caused them to conclude that any other consent, approval, authorization, registration, qualification, order or filing is required.

  H. OFFICER CERTIFICATES. The Balanced Fund shall have received a certificate of an authorized officer of the Trust, dated as of the Closing Date, certifying that the representations and warranties set forth in Section 5 are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Board of Trustees shall be furnished to the Balanced Fund.

8. CONDITIONS TO OBLIGATIONS OF THE EQUITY INCOME FUND.

  The obligations of the Equity Income Fund hereunder with respect to the consummation of the Reorganization are subject to the satisfaction, or written waiver by the Equity Income Fund of the following conditions:

    A. SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of beneficial interest of the Balanced Fund.

    B. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each of the representations and warranties of the Balanced Fund and the Equity Trust contained herein shall be true in all material respects as of the Closing Date, and as of the Closing Date there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Balanced Fund since June 30, 1996 and the Equity Income Fund shall have received a certificate of the Chairman or President of the Balanced Fund satisfactory in form and substance to the Equity Income Fund so stating. The Balanced Fund and the Equity Trust shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by them on or prior to the Closing Date.

    C. REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.

    D. REGULATORY APPROVAL. All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

    E. NO INJUNCTIONS OR RESTRAINTS: ILLEGALITY. No injunction preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

    F. TAX OPINION. The Equity Income Fund shall have obtained an opinion from Skadden, Arps, Slate, Meagher & Flom, counsel for the Balanced Fund, dated as of the Closing Date, addressed to the Equity Income Fund, that the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a) of the Code substantially in the form attached as Annex A.

    G. OPINION OF COUNSEL. The Equity Income Fund shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Balanced Fund, dated as of the Closing Date, addressed to the Equity Income Fund, substantially in the form and to the effect that: (i) the Equity Trust is duly formed and existing as a trust under the laws of the State of Delaware and the Board of Trustees of the Equity Trust has duly designated the Balanced Fund as a series of the Equity Trust pursuant to the terms of the Declaration of Trust of the Equity Trust; (ii) the Balanced Fund is registered as an open-end, diversified management company under the 1940 Act; (iii) this Agreement and the reorganization provided for herein and the execution of this Agreement have been duly authorized by all necessary trust action of the Equity Trust and the

  Balanced Fund and this Agreement has been duly executed and delivered by the Equity Trust and the Balanced Fund and (assuming the Agreement is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Equity Trust and the Balanced Fund (iv) neither the execution or delivery by the Equity Trust and the Balanced Fund of this Agreement nor the consummation by the Balanced Fund of the transactions contemplated thereby contravene the Equity Trust's Declaration of Trust or, to their knowledge, violate any provision of any statute, or any published regulation or any judgment or order disclosed to them by the Equity Trust and the Balanced Fund as being applicable to the Balanced Fund; (v) to their knowledge based solely on the certificate of an appropriate officer of the Balanced Fund attached thereto, there is no pending, or threatened litigation involving the Balanced Fund except as disclosed therein (vi) except as to financial statements and schedules and other financial and statistical data included or incorporated by reference therein and subject to usual and customary qualifications with respect to Rule 10b-5 type opinions as of the effective date of the Registration Statement filed pursuant to the Agreement, the portions thereof pertaining to the Equity Trust and the Balanced Fund comply as to form in all material respects with their requirements of the Securities Act, the Securities Exchange Act and the 1940 Act and the rules and regulations of the SEC thereunder and no facts have come to counsel's attention which cause them to believe that as of the effectiveness of the portions of the Registration Statement applicable to the Equity Trust or the Balanced Fund, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (vii) to their knowledge and subject to the qualifications set forth below, the execution and delivery by the Equity Trust and the Balanced Fund of the Agreement and the consummation of the transactions therein contemplated do not require, under the laws of the States of Delaware or Illinois, or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained under the Securities Act, the 1940 Act or the rules and regulations thereunder.) Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing (a) which may be required as a result of the involvement of other parties to the Agreement in the transactions contemplated by the Agreement because of their legal or regulatory status or because of any other facts specifically pertaining to them; (b) the absence of which does not deprive the Equity Income Fund of any material benefit under such agreements; or (c) which can be readily obtained without significant delay or expense to the Equity Income Fund, without loss to the Equity Income Fund of any material benefit under the Agreement and without any material adverse effect on them during the period such consent, approval authorization, registration, qualification or order was obtained. The foregoing opinion relates only to consents, approvals, authorizations, registrations, qualifications, orders or filings under (a) laws which are specifically referred to in the opinion, (b) laws of the States of Delaware and Illinois and the federal laws of the United States which, in our experience, are normally applicable to transactions of the type provided for in the Agreement and (c) court orders and judgments disclosed to them by the Balanced Fund in connection with the opinion. In addition, although counsel need not specifically considered the possible applicability to the Equity Trust and the Balanced Fund of any other laws, orders or judgments, nothing has come to their attention in connection with their representation of the Equity Trust and the Balanced Fund in this transaction that has caused them to conclude that any other consent, approval, authorization, registration, qualification, order or filing is required.

    H. THE ASSETS. Unless waived, the Assets, as set forth in Schedule 1, as amended, shall consist solely of cash and marketable securities which are in conformity with the Equity Income Fund's investment objectives, policies and restrictions as set forth in the Equity Income Fund's Prospectus, a copy of which has been delivered to the Balanced Fund.

    I. SHAREHOLDER LIST. The Balanced Fund shall have delivered to the Equity Income Fund an updated list of all shareholders of the Balanced Fund, as reported by the Balanced Fund's transfer agent, as of one (1) business day prior to the Closing Date with each shareholder's respective holdings in the Balanced Fund, taxpayer identification numbers, Form W9 and last known address.

    J. OFFICER CERTIFICATES. The Equity Income Fund shall have received a certificate of an authorized officer of the Balanced Fund, dated as of the Closing Date, certifying that the representations and warranties set forth in
  Section 4 are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Board of Trustees and shareholders shall be furnished to the Equity Income Fund.

9. AMENDMENT, WAIVER AND TERMINATION.

  (A) The parties hereto may, by agreement in writing authorized by their respective Boards of Trustees, amend this Agreement at any time before or after approval thereof by the shareholders of the Balanced Fund; provided, however, that after receipt of Balanced Fund shareholder approval, no amendment shall be made by the parties hereto which substantially changes the terms of Sections 1, 2 and 3 hereof without obtaining Balanced Fund's shareholder approval thereof.

  (B) At any time prior to the Closing Date, either of the parties may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

  (C) This Agreement may be terminated, and the transactions contemplated herein may be abandoned at any time prior to the Closing Date:

    (i) by the mutual consents of the Board of Trustees of the Balanced Fund and the Equity Income Fund;

    (ii) by the Balanced Fund, if the Equity Income Fund breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement;

    (iii) by the Equity Income Fund, if the Balanced Fund breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement;

    (iv) by either the Balanced Fund or Equity Income Fund, if the Closing has not occurred on or prior to [December 31, 1996] (provided that the rights to terminate this Agreement pursuant to this subsection (C)(iv) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date);

    (v) by the Equity Income Fund in the event that: (a) all the conditions precedent to the Balanced Fund's obligation to close, as set forth in Section 7 of this Agreement, have been fully satisfied (or can be fully satisfied at the Closing); (b) the Equity Income Fund gives the Balanced Fund written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all conditions precedent to the Equity Income Fund's obligation to close, as set forth in Section 8 of this Agreement; and (c) the Balanced Fund then fails or refuses to close within the earlier of five (5) business days or [December 31, 1996]; or

    (vi) by the Balanced Fund in the event that: (a) all the conditions precedent to the Equity Income Fund's obligation to close, as set forth in
  Section 8 of this Agreement, have been fully satisfied (or can be fully satisfied at the Closing); (b) the Balanced Fund gives the Equity Income Fund written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all the conditions precedent to the Balanced Fund's obligation to close, as set forth in Section 7 of this Agreement; and (c) the Equity Income Fund then fails or refuses to close within the earlier of five
  (5) business days or [December 31, 1996].

10. REMEDIES.

  In the event of termination of this Agreement by either or both of the Balanced Fund and Equity Income Fund pursuant to Section 9(C), written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall therefore terminate and become void and have no effect, and the transactions contemplated herein and thereby shall be abandoned, without further action by the parties hereto.

11. SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

  A. SURVIVAL. The representations and warranties included or provided for herein, or in the Schedules or other instruments delivered or to be delivered pursuant hereto, shall survive the Closing Date for a three year period except that any representation or warranty with respect to taxes shall survive for the expiration of the statutory period of limitations for assessments of tax deficiencies as the same may be extended from time to time by the taxpayer. The covenants and agreements included or provided for herein shall survive and be continuing obligations in accordance with their terms. The period for which a representation, warranty, covenant or agreement survives shall be referred to hereinafter as the "Survival Period." Notwithstanding anything set forth in the immediately preceding sentence, the Equity Income Fund's and the Balanced Fund's right to seek indemnity pursuant to this Agreement shall survive for a period of ninety (90) days beyond the expiration of the Survival Period of the representation, warranty, covenant or agreement upon which indemnity is sought. In no event shall the Equity Income Fund or the Balanced Fund be obligated to indemnify the other if indemnity is not sought within ninety (90) days of the expiration of the applicable Survival Period.

  B. INDEMNIFICATION. Each party (an "Indemnitor") shall indemnify and hold the other and its officers, directors, agents and persons controlled by or controlling any of them (each an "Indemnified Party") harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened, (collectively, the "Losses"): arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the Indemnitor, provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such Indemnified

Party's (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party's position.

  C. INDEMNIFICATION PROCEDURE. The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. The Indemnified Party shall give written notice to Indemnitor within the earlier of ten (10) days of receipt of written notice to Indemnified Party or thirty (30) days from discovery by Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor; provided that in any event such notice shall have been given prior to the expiration of the Survival Period. At any time after ten
(10) days from the giving of such notice, Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from Indemnitor that Indemnitor intends, at Indemnitor's sole cost and expense, to assume the defense of any such matter, in which case Indemnified Party shall have the right, at no cost or expense to Indemnitor, to participate in such defense. If Indemnitor does not assume the defense of such matter, and in any event until Indemnitor states in writing that it will assume the defense, Indemnitor shall pay all costs of Indemnified Party arising out of the defense until the defense is assumed; provided, however, that Indemnified Party shall consult with Indemnitor and obtain Indemnitor's prior written consent to any payment or settlement of any such claim. Indemnitor shall keep Indemnified Party fully apprised at all times as to the status of the defense. If Indemnitor does not assume the defense, Indemnified Party shall keep Indemnitor apprised at all times as to the status of the defense. Following indemnification as provided for hereunder, Indemnitor shall be subrogated to all rights of Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

12. SURVIVAL.

  The provisions set forth in Sections 10, 11 and 16 hereof shall survive the termination of this Agreement for any cause whatsoever.

13. NOTICES.

  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to the Balanced Fund shall be addressed to the Balanced Fund c/o Van Kampen American Capital Investment Advisory Corp., One Parkview Plaza, Oakbrook Terrace, Illinois 60181; Attention: General Counsel, or at such other address as the Balanced Fund may designate by written notice to the Equity

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

Income Fund. Notice to the Equity Income Fund shall be addressed to the Equity Income Fund c/o Van Kampen American Capital Asset Management, Inc., One Parkview Plaza, Oakbrook Terrace, Illinois 60181, Attention: General Counsel, or at such other address and to the attention of such other person as the Equity Income Fund may designate by written notice to the Balanced Fund. Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.

14. SUCCESSORS AND ASSIGNS.

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party hereto.

15. BOOKS AND RECORDS.

  The Balanced Fund and the Equity Income Fund agree that copies of the books and records of the Balanced Fund relating to the Assets including, but not limited to all files, records, written materials; e.g., closing transcripts, surveillance files and credit reports shall be delivered by the Balanced Fund to the Equity Income Fund at the Closing Date. In addition to, and without limiting the foregoing, the Balanced Fund and the Equity Income Fund agree to take such action as may be necessary in order that the Equity Income Fund shall have reasonable access to such other books and records as may be reasonably requested, all for three years after the Closing Date for the three tax years ending December 31, 1993, December 31, 1994 and December 31, 1995; namely, general ledger, journal entries, voucher registers; distribution journal; payroll register, monthly balance owing report; income tax returns; tax depreciation schedules; and investment tax credit basis schedules.

16. GENERAL.

  This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be amended, modified or changed or terminated orally. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Balanced Fund and Equity Income Fund and delivered to each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is for the sole benefit of the parties thereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts or choice of law.

17. LIMITATION OF LIABILITY.

  Copies of the Declarations of Trust of the Equity Income Fund and Equity Trust are on file with the Secretary of the State of the State of Delaware and notice is hereby given and the parties hereto acknowledge and agree that this instrument is executed on behalf of the Trustees of the Equity Income Fund and the Equity Trust, respectively, as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders of the Equity Income Fund or Equity Trust individually but binding only upon the assets and property of the Equity Income Fund or the Equity Trust the case may be.

  IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

                                    VAN KAMPEN AMERICAN CAPITAL
                                    EQUITY INCOME FUND,
                                    a Delaware business trust

                                    By:

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                                    Title:

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Attest:

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Title:

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                                    VAN KAMPEN AMERICAN CAPITAL
                                    EQUITY TRUST,
                                    a Delaware business trust on behalf of
                                    VAN KAMPEN AMERICAN CAPITAL
                                    BALANCED FUND

                                    By:

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                                    Title:

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Attest:

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Title:

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